Exhibit 99.1

RCI 4Q16 Club & Restaurant Sales Continue Positive Trend; ConCall Today at 4:30 PM ET

•	Total Club & Restaurant Sales of $32.0 Million—Up 0.7% from 4Q15
•	Same Store Sales of $31.0 Million—Up 1.8% from 4Q15

HOUSTON, TX—October 13, 2016—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today announced total sales at nightclubs and restaurants for the fourth fiscal quarter ended September 30, 2016. The company plans to report final 4Q16 and audited FY16 results December 14, 2016. In the interim, RCI is holding an Update Conference Call today at 4:30 PM ET.

4Q16 vs. 4Q15

•	Total club and restaurant sales of $32.0 million compared to $31.8 million.

•	Same store sales of $31.0 million compared to $30.5 million.

•	Nightclubs segment sales of $27.3 million compared to $27.5 million.

•	Bombshells restaurant segment sales of $4.7 million compared to $4.2 million.

FY16 vs. FY15

•	Total club and restaurant sales of $131.7 million compared to $132.8 million.

•	Same store sales of $125.5 million compared to $127.2 million.

•	Nightclubs segment sales of $113.0 million compared to $115.2 million.

•	Bombshells segment sales of $18.7 million compared to $17.6 million.

Conference Call Details

•	Date/Time: Today, Thursday, Oct. 13, at 4:30 PM ET

•	Live Participant Dial In: 877-407-9210 (Toll Free) or 201-689-8049 (International)

•	Webcast & Replay URL: http://www.investorcalendar.com/event/175320

•	Replay Number: 877-660-6853 (Toll Free) or 201-612-7415 (International)

•	Conference ID #: 13646421 (phone replay available until: Nov. 13, 2016 at 11:59 PM)

CEO Comment

Eric Langan, President and CEO, commented: “Club and restaurant sales continued their upward trend in 4Q16. This is especially heartening considering where we were at the start of the year.

“Compared to year ago periods, July was up, August was soft, but September was strong.

“The Bombshells segment continued to perform well with 4Q16 sales up 10.5% year over year, while Nightclubs segment 4Q16 sales were virtually level with last year.

“We have a number of new and exciting developments we want to share with investors. Rather than waiting for our December 14 call, we are holding an update conference call later today.”

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Improving Sales Trends

Notes

•	Club and restaurant sales data does not include the company’s other subsidiaries.

•	Starting with 1Q16, total club and restaurant revenues (including prior comparable periods) are being reported net of sales taxes and other revenue related taxes, RCI having chosen to early adopt new revenue accounting standards.

•	All references to, the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.

About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen clubs and sports bars/restaurants. Clubs in New York City, Miami, Philadelphia, Charlotte, Dallas/Ft. Worth, Houston, Minneapolis, and other cities operate under brand names, such as “Rick's Cabaret,” “XTC,” “Club Onyx,” “Vivid Cabaret,” “Jaguars” and “Tootsie’s Cabaret.” Sports bars/restaurants operate under the brand name “Bombshells.” Please visit http://www.rcihospitality.com/

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including the risks and uncertainties associated with operating and managing an adult business, the business climates in cities where it operates, the success or lack thereof in launching and building the company’s businesses, risks and uncertainties related to cybersecurity, conditions relevant to real estate transactions, and numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Contacts

Gary Fishman and Steven Anreder at (212) 532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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